Exhibit a.2

DNP SELECT INCOME FUND INC.

ARTICLES OF AMENDMENT

DNP Select Income Fund Inc., a Maryland corporation (the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:	The principal office of the Corporation is changed from:

c/o The Corporation Trust Incorporated
2405 York Road, Suite 201
Timonium, Maryland 21093-2264

to:

c/o CSC-Lawyers Incorporating Service Company 7 St. Paul Street, Suite 820 Lutherville Timonium, Maryland 21202

SECOND:	The name and address of the resident agent is changed from:

The Corporation Trust Incorporated
2405 York Road, Suite 201
Timonium, Maryland 21093-2264

to:	CSC-Lawyers Incorporating Service Company 7 St. Paul Street, Suite 820 Lutherville Timonium, Maryland 21202

THIRD:  The foregoing amendments were approved by the Board of Directors of the Corporation as required by Maryland law.

FOURTH: These Articles of Amendment shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on this 3rd day of July, 2025.

ATTEST:	DNP SELECT INCOME FUND INC.

/s/ Kathryn L. Santoro	By:	/s/ David D. Grumhaus, Jr.
Kathryn L. Santoro	Name: David D. Grumhaus, Jr.
Secretary	Title: President

THE UNDERSIGNED, President of DNP Select Income Fund Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ David D. Grumhaus, Jr.
David D. Grumhaus, Jr.
President

I hereby consent to my designation in this document as resident agent for this corporation.

/s/ Danielle Ellenberger
Resident Agent - Danielle Ellenberger Asst. Secretary

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